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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement
No. 333-104902 of Consolidated Water Co. Ltd. of our report dated April 16, 2003 on the combined financial statements of DesalCo Limited, Ocean Conversion (Cayman) Limited, and Ocean Conversion (BVI) Ltd., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche
---------------------------
George Town, Cayman Islands

June 27, 2003